Exhibit (j) under Form N-1A
                                             Exhibit 23 under Item 601/Reg. S-K

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 10 to Form N-1A Registration Statement of Managed Series Trust of our report dated January 15, 1999, on the financial statements as of November 30, 1998, of Federated Managed Income Fund, Federated Managed Growth and Income Fund, Federated Managed Growth Fund and Federated Managed Aggressive Growth Fund (the four portfolios comprising the Managed Series Trust), included in or made a part of this registration statement.

                               ARTHUR ANDERSON LLP

Boston, Massachusetts
January 26, 1999